Confidential Materials omitted and filed separately with the	Exhibit 10.27
Securities and Exchange Commission. Double asterisks denote omissions.

DEVELOPMENT AGREEMENT

This Development Agreement (the “Agreement”) is entered by and between SAINT-GOBAIN PERFORMANCE PLASTICS CORPORATION, a California corporation having an office at 1199 South Chillicothe Road, Aurora, OH 44202 (“SGPPL”), and ARGOS THERAPEUTICS, INC., a Delaware corporation having an office at 4233 Technology Drive, Durham, NC 27704 (“Argos”), as of the 5th day of January 2015 (the “Effective Date”).  SGPPL and Argos are hereafter referred to collectively as the “Parties,” “Other Party,” or individually as a “Party”, as applicable.

WHEREAS

A.	SGPPL specializes in the development, manufacture, sale, research, design, engineering, testing, and prototyping of products for life sciences and other industrial applications.

B.	Argos specializes in the development of and commercialization of personalized immunotherapies for the treatment of cancer and infectious diseases.

C.
Argos desires for SGPPL, and SGPPL is willing, to develop Products (defined in Section 1) for use in connection with Argos’ AGS-003 clinical stage therapeutic product candidate for the treatment of metastatic renal cell carcinoma and potentially other oncology applications.

D.
In consideration of the Parties’ investment and time in developing the Products, SGPPL and Argos desire to enter into a Supply Agreement whereby SGPPL will serve as the exclusive manufacturer and supplier of the Products to Argos and its licensees for use in the Field of Application (defined in Section 1), which the Parties will negotiate in good faith as more fully set forth herein (the “Supply Agreement”).

E.
Additionally, SGPPL and Argos desire to set forth intellectual property protections and each Party’s responsibilities, including certain cost allocations relating to the materials and equipment required for the Project (defined in Section 1).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS

1.1
“Affiliate” means, as to a Party or other entity, a company or other entity directly or indirectly Controlling, Controlled by or under common Control with such Party or other entity during the time such Control exists. For purposes of this definition, “Control,” “Controlling” or “Controlled” means the ability to determine the management policies of a company or other entity through ownership of a majority of shares, by control of the board of management, by agreement or otherwise.

1.2	“Agreement” means this Development Agreement and its exhibits.

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1.3
“Arcelis Technology” means Argos’ Arcelis Personalized Immunotherapy Platform for the treatment of cancer, including but not limited to the technology described on Exhibit A attached hereto and the automated equipment, devices, tools, systems, methods and designs developed for Argos by Invetech Pty Ltd or its Affiliates (collectively, “Invetech”).

1.4
“Argos Results” means all Results related to dendritic cell treatments and vaccines for cancer and infectious diseases, including compositions and methods of manufacturing Arcelis Technology based products and all Results that rely on or necessarily incorporate Arcelis Technology and any related technology independently developed.  For the avoidance of doubt, Argos Results shall include all Results that are not SGPPL Results.

1.5
“Background Information” means, as to either Party, any invention, whether or not patentable, invention disclosures, know-how, trade secrets, data, technical information, method, process, article of manufacture or composition of matter, or any improvement thereof (whether or not patentable) created, developed or owned by that Party or licensed to that Party by a third party prior to the Effective Date, or after the Effective Date but in such case outside the scope of the Results.

1.6
“Components” means individual parts that combine to form a Product.  For example, Components include, but are not limited to injection molded parts, tubing assemblies, bags, sensors, filters, formulations, sterile welding/sealing techniques, connectors, retainers, manifolds, multi-lumen tubing, any assemblies to be designed thereof and any clean room assemblies, including packaging and RFID/bar coding.

1.7	“Field of Application” or “FOA” means for the treatment of metastatic renal cell carcinoma and other solid tumor applications.

1.8
“IP Rights” means all forms of intellectual property rights and protections including, without limitation, all right, title and interest (including license rights) in and to all (i) patents, patent applications, utility models, continuations, continuations-in-part (except for any claims therein that are supported only by new matter not otherwise subject to this Agreement), divisionals, reexaminations and reissues, and (ii) inventions and know-how.

1.9	“NDA” means the Confidential Disclosure Agreement entered by and between the Parties having an effective date of May 22, 2014.

1.10
“Products” means the disposable sets to be used for cellular and RNA automated processing developed in connection with the Project.  The Parties understand that Products will include not only the specific Product in question, but any obvious and/or minor modifications of the Product in question.

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1.11
“Project” means the joint development work to design, integrate and scale the production of the Products which are to be integrated with Arcelis Technology to manufacture cell-based immunotherapies using SGPPL manufacturing technology for use in the FOA.

1.12	“Project Plan” means the description, orientation and time framework of the Project, and the division of work between the Parties, described in Exhibit B.

1.13
“Results” means any invention, whether or not patentable, invention disclosures, know-how, trade secrets, data, technical information, method, process, article of manufacture or composition of matter, or any improvement thereof (whether or not patentable) that are acquired or invented by one or both of the Parties in the course of work under the Project.  For the avoidance of doubt, Results shall not include any of the foregoing if first acquired or invented by Invetech.

1.14
“SGPPL Results” means all Results related to (i) Components in developing and producing disposable systems, including manufacturing processes thereof; (ii) the technology know-how related to fluid transfer assemblies and systems; (iii) testing capabilities and know-how and test results related thereto; and (iv) any related technology independently developed by SGPPL or its Affiliates.  SGPPL Results shall exclude any Results related to Argos Results and any Results that incorporate Argos Background Information and/or Arcelis Technology

1.15
“Technical Specifications” shall be jointly-agreed in writing.  The Parties understand that the Technical Specifications will evolve during the course of the Project by jointly-agreed written modifications, based on an improved understanding of the requirements of the Project and manufacturing constraints.

2. PURPOSE OF THE AGREEMENT – PROJECT OBLIGATIONS

2.1
The purpose of this Agreement is to (i) set forth the terms and conditions under which the Parties will carry out the joint-development work necessary to develop the Products; (ii) provide for the ownership of the Results; and (iii) provide the basic principles for the Supply Agreement.

2.2
From the effective date until [**], SGPPL shall not knowingly carry out cell therapy-related automation projects with any third party for use in the treatment of Renal Cell Cancer (RCC) and neither SGPPL nor its Affiliates may knowingly commercialize disposable automated systems for the production of cell therapies for the treatment of RCC. During the Term, Argos will not enter into discussions or collaborations with any third parties for projects similar to the concept of the Project in the Field of Application and will work solely with SGPPL for the development and supply of disposable sets in the Field of Application.

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3. COMMITMENTS AND COSTS

3.1
Tooling and Equipment.  Except as otherwise agreed by the Parties in writing and as set forth in this Section 3.1, SGPPL will manufacture or purchase and own (a) all of the tooling required to produce Products, including all of the tooling listed on Exhibit C (the “Tooling”), (b) the specific equipment listed on Exhibit D (the “Listed Equipment”), and (c) all of the other equipment required to produce the Products.  Notwithstanding the foregoing, Argos shall deliver to SGPPL, and, as between Argos and SGPPL, Argos shall continue to own, the tooling and equipment listed on Exhibit E (the “Argos Provided Tooling and Equipment”).  SGPPL shall use the Argos Provided Tooling and Equipment solely for the performance of this Agreement.  The Tooling, Listed Equipment and Argos Provided Tooling and Equipment are collectively referred to in this Agreement as the “Tooling and Equipment”.  In the event the Parties fail to enter into a Supply Agreement, SGPPL shall deliver, at Argos’ sole cost and expense, the (a) Argos Provided Tooling and Equipment to Argos upon the termination of this Agreement or the expiration of the Term and (b) the Tooling and Listed Equipment at such time as Argos has paid all amounts due hereunder, including all deferred amounts and interest. SGPPL shall bear the risk of loss as to the Tooling and Equipment while it is in SGPPL’s possession.  SGPPL shall be responsible for maintenance of the Tooling and Equipment while it is in SGPPL’s possession.  In the event any or all of the Tooling and Equipment need to be refurbished or have reached the end of useful life, SGPPL will procure replacements or refurbish such Tooling and Equipment and will invoice Argos at cost for such refurbishment or replacement.

3.2
Transfer to Argos.  At such time as Argos has paid all of the amounts due to SGPPL pursuant to Section 3.5, SGPPL will transfer, convey and assign ownership of the Listed Equipment and Tooling to Argos, free and clear of all liens, claims and encumbrances.

3.3	Facilities. SGPPL will provide the facilities needed to produce the Products.

3.4
Budget.  Except as provided in the following sentence, a detailed budget for the development of the Products, including the cost of purchase of the Tooling and Listed Equipment, is attached as Exhibit F (the “Budget”).  The Parties acknowledge that the Budget does not include the costs of the items not yet designed (the “Omitted Budget Items”) and agree to negotiate in good faith as to the costs of the Omitted Budget Items and, upon reaching a written agreement, each such cost will become part of the Budget.  The Parties agree that Omitted Budget Items included any costs incurred to refurbish or replace any of the Tooling and Equipment.  Notwithstanding the preceding sentence, SGPPL will not be required to incur any costs or expenses relating to any Omitted Budget Items until the Parties agree on such cost.  SGPPL will not incur aggregate costs chargeable to Argos in connection with the Project beyond the amounts set forth in the Budget absent the prior written consent of Argos, which consent will not be unreasonably withheld or delayed (“Cost Increases”).  Except as expressly provided in this Agreement, SGPPL will pay all costs relating to the development of the Products, including all amounts required to manufacture and/or purchase the Tooling and the Listed Equipment.  The Budget shall not exceed $6,000,000 exclusive of the Omitted Budget Items without the prior written authorization of Argos.

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3.5	Payments by Argos. In exchange for SGPPL’s performance under this Agreement, Argos has paid and will pay fees to SGPPL as follows:

(a)	$400,000 to SGPPL prior to the Effective Date, the receipt of which is acknowledged by SGPPL, which shall be credited toward the first invoice(s) under section 3.5(b);

(b)
During the term, SGGPL shall invoice Argos, at a frequency not to exceed [**], for the expenses actually incurred in accordance with the Budget.  Argos shall pay one-half of all invoiced amounts within [**] days of the date of each invoice with payment of the other one-half of such invoice deferred and paid pursuant to Section 3.5(c) or Section 3.5(d), as applicable.  Notwithstanding the foregoing, SGPPL shall not be required to continue to incur expenses in excess of the Budget once the total amount deferred pursuant to the preceding sentence expenses reaches $3,000,000.

(c)
The outstanding amount of the expenses actually incurred in accordance with the Budget, as amended pursuant to the written agreements of the Parties, and all interest which has accrued thereon pursuant to Section 3.5(f), will be paid by Argos to SGPPL on or before September 30, 2016.

(d)
All amounts remaining due pursuant to Sections 3.5(b) and 3.5(c), including any accrued interest thereon, will become due on the date on which Argos, (i) from the Effective Date, raises additional capital in an aggregate amount exceeding $60,000,000, regardless of whether such additional capital is raised by the sale of shares of stock or other ownership interests, the sale of bonds or other debt instruments, borrowing or by other means and regardless of whether such amounts are raised in one or more transactions or (ii) is acquired or merged into a third party (in either case, a “Capital Transaction”), and will be paid by Argos to SGPPL within [**] days of the date of such Capital Transaction.  Thereafter, Sections 3.5(b) and 3.5(c) shall be of no further force or effect and Argos will pay SGPPL for any additional amounts due pursuant to the Budget, as amended pursuant to the written agreements of the Parties, within [**] days of the date of invoice.

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(e)	Argos may prepay the amounts due under Sections 3.5(b) and (c), including any accrued interest thereon, in whole or in part at any time without penalty.

(f)
All invoiced amounts for which payment is deferred pursuant to Section 3.5(b) will accrue interest until such amounts are paid at a rate equal to [**] percent per annum.  Interest on the unpaid principal balance of this Note, from time to time outstanding, at the above rate, will be calculated on the basis of the actual number of days elapsed during a year consisting of 365 days or 366 days, as the case may be.

4. REPRESENTATIONS AND WARRANTIES.

4.1	Argos Representations. Argos represents and warrants that:

A.
Argos (i) is, and will continue to be, organized and existing under the laws of its state of organization and qualified to conduct business in all jurisdictions where it conducts business; and (ii) has the right and authority to execute this Agreement;

B.	Argos’s execution, delivery and performance of this Agreement do not conflict with, or create a default or require consent under, any agreement binding Argos or affecting any of its property; and

C.	Argos shall perform the Project in accordance with all applicable laws, rules and regulations.

4.2	SGPPL Representations. SGPPL represents and warrants that:

A.
SGPPL (i) is, and will continue to be, organized and existing under the laws of its state of organization and qualified to conduct business in all jurisdictions where it conducts business; and (ii) has the right and authority to execute this Agreement;

B.	SGPPL’s execution, delivery and performance of this Agreement do not conflict with, or create a default or require consent under, any agreement binding SGPPL or affecting any of its property;

C.	SGPPL shall perform the Project in accordance with all applicable laws, rules and regulations; and

D.	SGPPL shall use commercially reasonable best efforts to ensure that the Products meet the Technical Specifications.

4.3
EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

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5. SUPPLY AGREEMENT

5.1	Negotiation of Supply Agreement. The Parties will commence good faith negotiations of the Supply Agreement by [**].

5.2	Terms of Supply Agreement. The Supply Agreement will provide that:

A.	SGPPL will be the exclusive supplier of Products in the Field of Application to Argos and its licensees for a period of not less than 15 years from the effective date of the Supply Agreement;

B.
Argos will not compete with SGPPL in the manufacture, sale or distribution of products which are competitive with the Products during the term of the Supply Agreement except that Argos may sell the Products to its licensees;

C.	During the term of the Supply Agreement, neither SGPPL nor its Affiliates will supply Products to any third party.

D.
The prices charged to Argos and its licensees by SGPPL under the Supply Agreement will equal a specified gross margin over SGPPL’s reasonable documented cost of manufacture or acquisition of (i) [**] percent for Products and (ii) [**] percent for specified Components which are acquired but not manufactured by SGPPL.  SGPPL may adjust the prices charged for the Products (but not the specified percentages of the gross margins) no more frequently than [**] period and will provide Argos with not less than [**] days prior written notice of any such price adjustment. At the request of Argos, a mutually agreeable third party auditor may audit SGPPL’s cost of manufacture to determine compliance with the price provisions of the Supply Agreement but shall only report to the accuracy of such pricing to Argos and SGPPL and will not disclose any of SGPPL’s costs or records to Argos.

E.
SGPPL will meet Argos and its licensee’s requirements for Products, provided that such requirements are forecasted by Argos in good faith and in advance in writing to SGPPL such that SGPPL can use reasonable commercial efforts to ensure adequate manufacturing capacity. The parties will meet no less than [**] to discuss the forecasted requirements. SGPPL shall promptly notify Argos if SGPPL has reason to believe it cannot meet the forecasted requirements of Argos and its licensees. If SGPPL cannot meet the forecasted requirements for Products of Argos and its licensees for any reason, including without limitation during a force majeure, Argos and its licensees may purchase products competitive with the Products from third parties in quantities equal to the quantity which SGPPL is unable to supply.  For this purpose, Argos may engage a third party supplier of Products and transfer all necessary Argos Provided Tooling, as well as Tooling and Listed Equipment owned by Argos in accordance with Section 3.2, to such third party so that such third party can supply in a timely manner Products that SGPPL is unable to supply; however, SGPPL shall not be required to transfer its trade secret information, which, for the sake of clarity, includes but is not limited to any inventions, ideas, know-how, whether or not patentable, or Background Information, to such third party unless otherwise agreed by SGPPL in its sole discretion. Nothing in the Supply Agreement shall be construed as prohibiting Argos from purchasing the minimum required volume of Product for qualifying and maintaining such third party supplier during any period for which SGPPL cannot meet the forecasted requirements of Argos and its licensees.

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F.
SGPPL and Argos will work in good faith to negotiate terms for the development and supply of other disposable sets needed by Argos for the Project or other similar uses in the Field of Application, the terms for development which will be set forth in the Supply Agreement, an amendment to this Agreement or in a stand-alone agreement between the parties.

6. PROJECT MANAGEMENT

6.1
Project Managers.  Each Party will appoint one (1) individual within its staff as being responsible for the overall management of the Project (each a “Project Manager”).    Each Party will be entitled to change its Project Manager at any time during the term of this Agreement upon [**] days prior written notice to the other Party as provided in Section 11.4 below.

6.2
Duties of Project Managers.  The Project Managers will (a) monitor the progress of the Project and may agree to convene meetings from time to time upon reasonable prior written notice, in a place agreed by both Parties or by conference call; and (b) define and agree on proposed modifications and extensions to the Project for written approval by the Parties.  For the avoidance of doubt, the Project Managers may not amend any portion of this Agreement.

6.3
Reports of Decisions.  Either Project Manager may make a written record of the decisions taken and send it to the other Project Manager without delay by electronic mail. If there is no written objection sent via electronic mail by the other Project Manager regarding the content of the written record within [**] working days of its receipt, the content of the written record will be deemed approved by the other Party.

6.4	Periodic Reporting. At the end of each phase of the Project, the Parties will make a written report.

7. INTELLECTUAL PROPERTY OWNERSHIP

7.1
Background Information.  Each Party retains ownership (or license rights, as the case may be) of its respective Background Information and of any IP Rights in and to its Background Information. Except as otherwise expressly provided herein, nothing in this Agreement will be construed as granting or conferring any rights by license or otherwise or as an assignment of a Party’s Background Information and/or IP Rights in and to that Party’s Background Information to the other Party.

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7.2
Argos Results.  All Argos Results and all IP Rights in and to the Argos Results will be the property of Argos. Argos will be entitled to seek and maintain all IP Rights in the Argos Results at its own expense.

SGPPL hereby irrevocably agrees that Argos is the sole and exclusive owner of all its right, title and interest in any Argos Results, including but not limited to, all IP Rights in and to the Argos Results.  SGPPL agrees to execute such other documents or take such other actions as Argos may reasonably request to perfect Argos’s ownership of any such Argos Results.

SGPPL irrevocably (i) agrees to assign and transfer, and does hereby assign and transfer, to Argos any rights, title and interest in any Argos Results and (ii) undertakes and guarantees to obtain from its employees that may be involved in the development of the Argos Results, assignment of their IP Rights in and to the Argos Results so as to perfect Argos’s rights, at no cost for Argos.

SGPPL will have no rights or interests in any Argos Results except as may be otherwise agreed in writing by the Parties.

7.3
SGPPL Results.  All SGPPL Results and all IP Rights in and to the SGPPL Results will be the property of SGPPL. SGPPL will be entitled to seek and maintain all IP Rights in the SGPPL Results at its own expense.

Argos hereby irrevocably agrees that SGPPL is the sole and exclusive owner of all its right, title and interest in any SGPPL Results, including but not limited to, all IP Rights in and to the SGPPL Results. Argos agrees to execute such other documents or take such other actions as SGPPL may reasonably request to perfect SGPPL’s ownership of any such SGPPL Results.

Argos irrevocably (i) agrees to assign and transfer, and does hereby assign and transfer, to SGPPL any rights, title and interest in any SGPPL Results and (ii) undertakes and guarantees to obtain from its employees that may be involved in the development of the SGPPL Results, assignment of their IP Rights in and to the SGPPL Results so as to perfect the SGPPL’s rights, at no cost for SGPPL.

Argos will have no rights or interests in any SGPPL Results except as may be otherwise agreed in writing by the Parties.

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8. CONFIDENTIALITY

8.1	Confidentiality

8.1.1 For the purposes of this Article 8.1, the terms with the first letter in capitals will, as applicable, have the meaning ascribed to such terms under the NDA.

8.1.2 The Parties agree that the terms and conditions of the NDA are incorporated by reference into this Agreement for the time period specified under Article 8.1.4 below. In the event of conflict between the NDA and the terms and conditions set forth in this Article 8, this Article 8 will control.

8.1.3 The Receiving Party will: (a) hold the Disclosing Party’s Confidential Information to itself and restrict access thereto to such of its employees who need to know it for the purpose of its performance under this Agreement, (b) not use Confidential Information disclosed to it pursuant to the Agreement for any purpose other than for its performance under this Agreement, and (c) not disclose any Confidential Information disclosed to it pursuant to the Agreement to any third party, other than to legal and financial advisors and investors and potential investors of the Receiving Party who are bound by confidentiality, nondisclosure and nonuse obligations substantially similar to those set forth herein, without the Disclosing Party’s prior consent in writing therefore. The Receiving Party will use at least as great a standard of care in protecting the Confidential Information of the Disclosing Party as it uses to protect its own Confidential Information of like character but not less than a reasonable degree of care.  Notwithstanding the foregoing, a Receiving Party is permitted to disseminate Confidential Information to employees of any of its Affiliates, on a need to know basis, for the purpose of the Receiving Party’s performance under this Agreement, provided such employees are made fully aware of the obligation of confidentiality and restricted use contained in this Agreement and are bound by confidentiality, nondisclosure and restricted use obligations substantially equivalent to, and in any event ensuring the same protection as, those set forth in this Agreement.

(d) When the Receiving Party is provided with samples or prototypes of the Disclosing Party’s products, such receipt is exclusively for testing to the exclusion of commercial use or sale. The purpose of such testing is to determine the suitability of the Disclosing Party concerned products for future use as part of the Receiving Party’s requirements. The Receiving Party agrees that it will neither take nor permit any action (sample and prototypes analysis, disclosure of evaluation data, disclosure of written or oral information, use or sale) that would jeopardize the Disclosing Party’s intellectual property rights in any country.  The Parties further agree that no samples or portions thereof of the Products or any data or know-how pertaining to such Products will be provided by the Receiving Party to any third parties.

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8.1.4 Unless otherwise agreed in writing by the Parties or as provided in the following sentence, and subject to the terms of the NDA, each Party undertakes to adhere to the obligations of Article 8.1.3, and to keep the terms and conditions of this Agreement strictly confidential, for the period the Agreement is in force and for a further period of [**] years following the expiration or termination of this Agreement and the Supply Agreement.  However, the obligation of confidentiality, nondisclosure and nonuse shall not expire with respect to trade secrets, provided such trade secrets are disclosed in (a) a form suitable for marking (e.g., written, sample, electronic) and conspicuously marked “TRADE SECRET” or (b) another form, noted at the time of disclosure to be a trade secret, and confirmed as such in writing by the Disclosing Party to the Receiving Party within [**] days.  Notwithstanding the preceding sentence and the terms of the NDA, either Party may disclose Confidential Information in accordance with section 8.1.6 and issue press releases and otherwise market that the Parties have entered into an arrangement whereby SGPPL will be the exclusive developer of Products for Argos but shall not disclose the commercial terms of such arrangements other than the length of same.  Any such press releases require the prior approval of both Parties, which shall not be unreasonably withheld or delayed.

8.1.5 Both Parties agree that, the following information shall be deemed to be included in the Confidential Information of the applicable Party:

(a)
Testing capabilities, test results, and the conditions related thereto developed by SGPPL, including but not limited to the price models and prices, is the proprietary information of SGPPL and will be treated as Confidential Information subject to the provisions of paragraphs 8.1.1 to 8.1.4 hereinabove.

(b)
All information related to the Arcelis Technology and Argos’ programs related thereto are proprietary information of Argos and will be treated as Confidential Information subject to the provisions of paragraphs 8.1.1 to 8.1.4 hereinabove.

(c)	The cellular automation equipment and the related tools, designs and methods developed by Invetech on behalf of Argos are Argos’ TRADE SECRET.

8.1.6 If a Party is required by law or the requirements of a securities exchange upon which such Party is listed to disclose any Confidential Information of the Other Party to a third person (including, but not limited to, government), that Party before doing so must use its best efforts to:

(a)	notify the Other Party; and

(b)
give the Other Party a reasonable opportunity to take any steps that the Other Party considers necessary to protect the confidentiality of that information and provide reasonable assistance so that the Other Party may take such steps; and

(c)	notify the third person that the information is Confidential Information of the Other Party.

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9. TERM AND TERMINATION

9.1
Term.  This Agreement will commence on the Effective Date and will remain in force until December 31, 2016 unless prior to such date the term of this Agreement is (a) mutually extended or terminated by written agreement of the Parties or (b) terminated pursuant to the provisions of Section 9.3 (the “Term”).  Notwithstanding the foregoing sentence, this Agreement will automatically terminate on December 31, 2015, unless the Parties (y) have entered into the Supply Agreement by such date or (z) mutually agree in writing to waive such automatic termination.

9.2	Events of Default. A Party will be in default under this Agreement if such Party (each a “Default”):

A.	fails to perform or observe any material covenant or agreement made in this Agreement or any other agreement between the Parties;

B.	fails to achieve any of its material Performance Milestones as defined, and by the date provided, in Exhibit B where as such fault is not attributable to the other Party;

C.	any representation or warranty made by such Party in this Agreement or in any other agreement between the Parties is untrue or incorrect in any material respect when made; or

D.
commences or becomes the subject of any bankruptcy or insolvency proceeding, including making an assignment for the benefit of creditors, allowing the entry against it of a judgment, decree or order for relief by a court in an involuntary case commenced under any bankruptcy or insolvency law (which involuntary case is not dismissed within 30 days of filing) or the appointment of a receiver, trustee, or similar official for any of its assets, or has a final judgment entered against it.

9.3	Remedies.

A.
Upon the occurrence of a Default, the Party which has not committed the Default may send written notice of its intent to terminate this Agreement to the Party in Default and this Agreement will terminate without further action by either Party if such Default is not cured on or before the [**] day following the date of such notice, except that a Party may terminate this Agreement immediately upon written notice following a Default by the other Party pursuant to Section 9.2.D above.  Upon the termination of this Agreement following a Default, the non-defaulting Party may pursue any remedies available hereunder or pursuant to applicable law.

B.
Neither Party shall be liable under this Agreement for any consequential, indirect, remote, speculative, special, incidental, punitive or exemplary damages under any theory, arising out of activities or obligations under or related to this Agreement, regardless of the acts, omissions, negligence or fault of any person or entity.

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9.4
Argos Change of Control.  In the event Argos undergoes a change of control, other than as a consequence of an equity investment by a venture capital or other financial institution, the Parties will meet in order to discuss whether they will continue this Agreement. This Agreement will continue in effect unless and until the Parties otherwise mutually agree in writing.

9.5
Survival.  The provisions of Articles 4, 7, 8, 9.5, 10 and 11 will survive the expiration or earlier termination of this Agreement for any reason and will remain in full force and effect until the duties recited therein expire according to their terms or are specifically terminated by mutual written agreement of the Parties.  Additionally, the expiration or earlier termination of this Agreement will not relieve Argos of its obligation to pay any and all amounts which are owed to SGPPL under Article 3.

10. APPLICABLE LAW – DISPUTE RESOLUTION

10.1	Governing Law. This Agreement will be governed and construed in accordance with the laws of New York to the exclusion of its conflict of law provisions.

10.2
Discussion and Arbitration.  Both Parties shall use reasonable commercial efforts to resolve any dispute, controversy or claim arising in connection with this Agreement (a "Dispute").  Except with respect to seeking injunctive relief or specific performance in connection with a Party’s obligations regarding protection of Confidential Information or intellectual property or disputes involving third parties, any Dispute initiated by either Party arising out of or relating to this Agreement, its negotiations, execution or interpretation, or the performance by either Party of its obligations under this Agreement, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party decides to institute arbitration proceedings, it shall give prompt written notice to that effect to the other Party. Any such arbitration shall be conducted pursuant to the prevailing rules of the American Arbitration Association pursuant to the Commercial Arbitration Rule.   Any such arbitration shall be held in New York City, New York.  Such arbitration shall be conducted by a single arbitrator and the arbitrator shall be either mutually acceptable or, if the Parties cannot agree on an arbitrator within [**] days after the matter is referred to arbitration, the single arbitrator shall be a person selected by the applicable rules. The arbitrator shall be a person knowledgeable as to the subject matter of this Agreement who is not employed by, or has a financial relationship with, either Party or any of their respective Affiliates.  The arbitration award rendered pursuant to this provision shall be enforceable by any court having jurisdiction. Unless otherwise provided for in the arbitral award, each Party shall be responsible for its own attorneys’ fees and costs incurred in connection with the arbitration.  Unless otherwise determined by the arbitrator, each Party shall pay an equal share of the fees and costs of the arbitrator.

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11. MISCELLANEOUS PROVISIONS

11.1	Amendment. No amendment to this Agreement will be binding upon the Parties unless such amendment is reduced to writing and executed by both Parties.

11.2
Assignment.  Neither Party will be entitled to assign or transfer this Agreement or any rights and obligations arising hereunder to any third party without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

11.3
Entire Agreement.  This Agreement constitutes the entire understanding between the Parties as to the subject matter hereof and supersedes all prior agreements and understandings whether written or oral between the Parties in relation to its subject matter.  The Exhibits are integral part of this Agreement. In case of discrepancy between any of the Exhibits and the provisions of the main body of this Agreement, the latter will prevail.

11.4	Notices. Notices, requests and other communications relating to this Agreement will be in writing (including telecopy, email, or similar writing) and will be given:

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If to Argos: Argos Therapeutics, Inc. 4233 Technology Drive Durham, NC 27704 Attention: President Facsimile: (919) 287-6336 Email: jabbey@argostherapeutics.com	With a copy to: Hutchison PLLC 3110 Edwards Mill Road, Suite 300 Raleigh, NC 27612 Attention: William N. Wofford Facsimile No.: (866) 479-7550 Email: bwofford@hutchlaw.com

If to SGPPL:

Mr. Benjamin Le Quere
Saint-Gobain Performance Plastics Corporation
1199 S. Chillicothe Rd.
Aurora, OH  44202
Phone:  (216) 539-4385
Fax: (314) 762-4750
Email: benjamin.lequere@saint-gobain.com

With a copy to:

Chi Suk Kim, Esq.
Intellectual Property Counsel
Saint-Gobain Corporation
One New Bond Street
Box No. 15008
Worcester, MA  01615-0008
Phone: (508) 795-5174
Fax: (508) 795-2653
Email: chi.s.kim@saint-gobain.com

or to such other street or email address or telecopy number and with such other copies, as such Party may hereafter specify in writing for the purpose by notice to the other Parties. Each such notice, request or other communication will be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Article 11.4 and evidence of receipt is received or (ii) if given by any other means upon delivery or refusal of delivery at the street or email address specified in this Article 11.4.

11.5	Headings. The headings of this Agreement will be for reference purposes only and will not affect the meaning of any provision under the heading.

11.6
No waiver.  No delay in or failure to exercise of any right under this Agreement by a Party will impair such right or be construed as a waiver or continuing waiver of such right or acquiescence in any default or preclude any subsequent exercise of such right.  No right or Default under this Agreement will be deemed to have been definitely waived by either Party unless such waiver is expressed in writing and signed by such Party in which event such waiver will be effective only in the specified instance and for the specific purpose for which it is given.

11.7
Usury Laws.  The Parties, intending to comply with applicable usury laws, agree that notwithstanding any contrary term in this Agreement or in any related agreement, no term will require the payment or permit the collection of interest in excess of the maximum permitted by applicable law.  If excessive interest is provided for, then:  (a) this paragraph will govern and control; (b) neither Argos nor its successors or assigns will be obligated to pay interest to the extent it exceeds the maximum amount permitted by applicable law; (c) any excess interest that may be collected will, at the option of the party to which such obligation is due, be either applied as a credit against the unpaid principal amount of the obligations or refunded to Argos; and (d) the effective rate of interest will be automatically reduced to the maximum amount permitted by applicable usury laws.

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11.8
Cumulative Remedies.  The rights and remedies provided in this Agreement are cumulative and in addition to, and not exclusive or in substitution, novation or discharge of, any rights or remedies provided by law or any other agreement between the Parties.

11.9
Costs and Expenses.  Each Party will bear its own costs and expenses in carrying out the Project, unless stipulated otherwise in accordance with this Agreement.  Neither Party will incur any legal obligation as to any supplemental or follow-up agreements, whether or not contemplated hereunder, unless and until such agreements have been finalized and signed on behalf of both Parties.

11.10	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

[Rest of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their respective duly authorized representatives on the dates written hereunder.

Date: 1-5-15	Date: 1-5-15

SAINT-GOBAIN PERFORMANCE	ARGOS THERAPEUTICS, INC.
PLASTICS CORPORATION

/s/ Stephen E. Maddox	/s/ Jeffrey D. Abbey
Name: Stephen E. Maddox Title: General Manager, Life Sciences	Name: Jeffrey D. Abbey Title: Chief Executive Officer

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Exhibit A

ARCELIS® PERSONALIZED IMMUNOTHERAPY PLATFORM

Arcelis is Argos’ proprietary active immunotherapy technology platform for generating fully personalized RNA-loaded dendritic cell immunotherapies. Argos uses the Arcelis platform to manufacture AGS-003, which is initially being developed for the treatment of mRCC, and AGS-004, which is being developed for the treatment of HIV.

The Arcelis platform is focused on dendritic cells that present antigens to the attention of the immune system and are critical to the human immune system’s recognition of the presence of proteins derived from cancer cells or virus-infected cells. Dendritic cells are capable of internalizing cancer protein antigens or virus protein antigens and displaying fragments of these protein antigens on their surface as small peptides. The dendritic cells then present these peptide antigens to T-cells capable of binding to these peptide antigens and producing a large complement of molecular factors that, in the case of cancer, lead to direct cancer cell death and, in the case of infectious disease, kill virus-infected cells to control the spread of infectious pathogens.

The following graphic illustrates the processes comprising our Arcelis platform:

As shown in the graphic above, the Arcelis platform requires two components derived from the particular patient to be treated, specifically:

•
a disease sample from the patient — tumor cells in the case of cancer or a blood sample containing virus in the case of infectious disease — which is generally collected at the time of diagnosis or initial treatment, and

•
dendritic cells derived from the patient’s monocytes, a particular type of white blood cell, which are obtained from the patient through a laboratory procedure called leukapheresis that occurs after diagnosis and at least four weeks prior to the initiation of our immunotherapy.

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The tumor cells, or the blood sample containing the virus, and the leukapheresis product are shipped separately following collection from the clinical site to a centralized manufacturing facility where we use standard methods to isolate the patient’s mRNA, which is a key component of the genetic code, from the disease sample and amplify the mRNA. In parallel, we take the monocytes from the leukapheresis product and culture them using a proprietary process to create matured dendritic cells. Argos then immerses the matured dendritic cells in a solution of the patient’s isolated mRNA and a synthetic RNA that encodes a protein known as CD40 ligand, or CD40L, and apply a brief electric pulse to the solution, in a process referred to as electroporation. This process enables the patient’s isolated mRNA and the CD40L protein to pass into, or load, the dendritic cells. Argos then further cultures the mRNA-loaded dendritic cells so that these cells allow for antigen expression from the patient’s mRNA and presentation in the form of peptides on the surface of the dendritic cells. These mature, loaded dendritic cells are formulated into the patient’s plasma that was collected during the leukapheresis to become the Arcelis-based drug product. Argos then vials, freezes and ships the drug product to the clinic, which thaws the drug product and administers it to the patient by intradermal injection.

Upon injection into the skin of the patient, the antigen-loaded dendritic cells in the drug product migrate to the lymph nodes near the site of the injection. It is at these lymph nodes that the drug product comes into contact with T-cells. Argos believes that through this interaction the loaded dendritic cells orchestrate the differentiation, expansion and education, of antigen-specific T-cells. A unique property of the dendritic cells is that they result in the generation of CD8+ central and effector memory T-cells. Once activated and expanded, these T-cells are able to seek out and kill cancer or virus-infected cells that express the identical antigens as those displayed on the surface of the dendritic cells. Because the generation of these T-cells is dependent on secretion of IL-12 from the dendritic cells, measurement of IL-12 is a marker for potency of AGS-003 and potentially other Arcelis-based products.

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Exhibit B
PROJECT PLAN

Saint-Gobain1 is responsible for providing to Argos fully sterilized, packaged, tested and assembled product in support of the Project (i.e., the Steinman) program per the design requirements and specifications provided by Invetech and approved by Argos.  Argos is responsible for providing to Saint-Gobain the proper guidance on quality and testing requirements, sterilization validation, Rnase, RNA, Dnase, DNA, Pyrogen and Endotoxin-free certification.

Key milestones and indicative dates for project:

1.0	[**]:
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
2.0	[**]:
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]
3.0	[**]:
	[**]	[**]
	[**]	[**]
	[**]	[**]
	[**]	[**]

 1 In these Exhibits, the term “Saint-Gobain” is used instead of SGPPL to refer to Saint-Gobain Performance Plastics Corporation.

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Exhibit C
TOOLING

No	Part No	Program	Description
1	[**]	[**]	[**]
2	[**]	[**]	[**]
3	[**]	[**]	[**]
4	[**]	[**]	[**]
5	[**]	[**]	[**]
6	[**]	[**]	[**]
7	[**]	[**]	[**]
8	[**]	[**]	[**]
9	[**]	[**]	[**]
10	[**]	[**]	[**]
11	[**]	[**]	[**]
12	[**]	[**]	[**]
13	[**]	[**]	[**]
14	[**]	[**]	[**]
15	[**]	[**]	[**]
16	[**]	[**]	[**]
17	[**]	[**]	[**]
18	[**]	[**]	[**]
19	[**]	[**]	[**]
20	[**]	[**]	[**]
21	[**]	[**]	[**]
22	[**]	[**]	[**]
23	[**]	[**]	[**]
24	[**]	[**]	[**]
25	[**]	[**]	[**]
26	[**]	[**]	[**]
27	[**]	[**]	[**]
28	[**]	[**]	[**]
29	[**]	[**]	[**]
30	[**]	[**]	[**]
31	[**]	[**]	[**]
32	[**]	[**]	[**]
33	[**]	[**]	[**]
34	[**]	[**]	[**]
35	[**]	[**]	[**]
36	[**]	[**]	[**]
37	[**]	[**]	[**]
38	[**]	[**]	[**]
39	[**]	[**]	[**]
40	[**]	[**]	[**]
41	[**]	[**]	[**]
42	[**]	[**]	[**]

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43	[**]	[**]	[**]
44	[**]	[**]	[**]
45	[**]	[**]	[**]
46	[**]	[**]	[**]
47	[**]	[**]	[**]
48	[**]	[**]	[**]
49	[**]	[**]	[**]
50	[**]	[**]	[**]
51	[**]	[**]	[**]
52	[**]	[**]	[**]
53	[**]	[**]	[**]
54	[**]	[**]	[**]
55	[**]	[**]	[**]
56	[**]	[**]	[**]
57	[**]	[**]	[**]
58	[**]	[**]	[**]
59	[**]	[**]	[**]
60	[**]	[**]	[**]
61	[**]	[**]	[**]

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Exhibit D
LISTED EQUIPMENT

Program Dedicated Equipment	Qty
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

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Exhibit E
ARGOS PROVIDED TOOLING

No	Part No	Program	Description	Status
1	[**]	[**]	[**]	[**]
2	[**]	[**]	[**]	[**]
3	[**]	[**]	[**]	[**]
4	[**]	[**]	[**]	[**]
5	[**]	[**]	[**]	[**]
6	[**]	[**]	[**]	[**]
7	[**]	[**]	[**]	[**]
8	[**]	[**]	[**]	[**]
9	[**]	[**]	[**]	[**]
10	[**]	[**]	[**]	[**]
11	[**]	[**]	[**]	[**]
12	[**]	[**]	[**]	[**]
13	[**]	[**]	[**]	[**]
14	[**]	[**]	[**]	[**]
15	[**]	[**]	[**]	[**]
16	[**]	[**]	[**]	[**]

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Exhibit F
BUDGET

1.0	Tooling Budget
1.1	[**]	[**]
1.2	[**]	[**]
1.3	[**]	[**]
1.4	[**]	[**]
1.5	[**]	[**]
	Total Tooling Cost:		$[**]

2.0	Capital Equipment
	Total Capital Equipment		$[**]

3.0	Program Expenses
3.1	[**]	[**]
3.2	[**]	[**]
3.3	[**]	[**]
3.4	[**]	[**]
3.5	[**]	[**]
3.6	[**]	[**]
	Total Program Expenses		$[**]

	Budget Total		$[**]

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